EXHIBIT 99.1




FOR IMMEDIATE RELEASE

RadNet Reports First Quarter 2008 Results

     o For the quarter, RadNet reports Revenue of $114.7 million and Adjusted EBITDA((1))of $22.1 million; increases of 8.4% and 8.5%, respectively over the prior year's quarterly results

     o    RadNet reports increased procedural volumes

     o First quarter per share loss was $(0.15) compared to $(0.16) for three month period ended March 31, 2007

     o Radnet reaffirms its previously announced 2008 Guidance of $470-500 million of Revenue and $100-$115 of Adjusted EBITDA(1)

LOS ANGELES, Calif., May 12, 2008 - RadNet, Inc. (NASDAQ: RDNT), a national leader in providing high-quality, cost-effective diagnostic imaging services through a network of fully-owned and operated outpatient imaging centers, today reported financial results for its first quarter ended March 31, 2008.

For its first quarter of fiscal 2008, RadNet reported Revenue and Adjusted EBITDA(1) of $114.7 million and $22.1 million, respectively. Revenue increased 8.4% (or $8.9 million) and Adjusted EBITDA(1) increased 8.5% (or $1.7 million), respectively over the prior year's quarter. The results reflect improved volume in existing centers as well as the contribution of acquisitions and operating initiatives.

For the first quarter of 2008, as compared to the prior year's quarter, MRI volume increased 3.3%, CT volume decreased 1.6% and PET/CT volume increased 33.1%. Overall volume, taking into account routine imaging exams, inclusive of x-ray, ultrasound, mammography and other exams, increased 4.2% over the prior year's quarter.

Net Loss for the first quarter was $5.5 million, or $(0.15) per share, compared to a net loss of $5.6 million or $(0.16) per share, reported for the three month period ended March 31, 2007 (based upon a weighted average number of fully diluted shares outstanding of 35.7 million and 34.4 million for these periods in 2008 and 2007, respectively). Affecting net income in the first quarter of 2008 were certain non-cash expenses and non-recurring items including:

     o $951,000 non-cash loss on the fair value of interest rate hedges related to the Company's credit facilities;
     o $700,000 expense related to a payment to the settlement of a business dispute
     o $532,000 of Deferred Financing Expense related to the amortization of financing fees paid as part of our $405 million credit facilities drawn down in November 2006 in connection with the Radiologix acquisition and the incremental term loans and revolving credit facility arranged in August 2007 and February 2008;
     o $454,000 of non-cash employee stock compensation expense resulting from the vesting of certain options and warrants;
     o Approximately $400,000 in bonus compensation paid to our some of our physician groups for their assistance with our transition to digital mammography

----------
(1) Definition of EBITDA, a non-GAAP measure, is found on the last page of this release.


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During this first quarter, RadNet's accomplishments included the following:

     o Substantially completing the transition of its Maryland operations to digital mammography;
     o Completing the construction of its second interventional radiology and imaging center. This facility, located in Rancho Mirage, CA opened for business during the first week in May. It complements RadNet's portfolio of multi-modality services in the Palm Springs/Palm Desert market, a market where RadNet has six other imaging facilities and where it has substantial procedural backlogs;
     o Replacing two centers that were acquired as part of Radiologix in Yonkers, NY and Pleasanton, CA. These centers opened for business in May;
     o Completing the acquisition of the Papastavros Group of imaging centers in the middle of March. RadNet also began the transition of Papastavros' operations to digital mammography;
     o Acquiring the Rolling Oaks imaging centers in Westlake/Thousand Oaks, CA in February;
     o Expanding two newly restructured joint ventures with Carroll County and St. Joe's hospitals in Maryland; and
     o Installing five additional MRI systems within RadNet's existing operating centers.

"We are pleased with our progress in the first quarter of 2008, not only because the financial results reflect increasing volumes, revenue and EBITDA from the prior year's quarter, but also because of our completion of a number of key operational accomplishments. I believe these operational accomplishments will set the stage for significant improvement in our financial performance during the rest of the year." said Dr. Howard Berger, Chairman and Chief Executive Officer of RadNet.

"Although we have made the investments and incurred operating costs associated with many of the acquisitions and initiatives we recently completed, our first quarter results did not include the financial contribution from most of them. Our reported results do not yet include full-quarter contributions from our acquisitions of Rolling Oaks and Papastavros, nor do they include a significant portion of the anticipated benefit from our conversion to digital mammography, expanded joint venture relationships and five new MRI systems. Additionally, our results exclude contributions from the acquisition of five imaging centers from Insight Health, our Breastlink breast oncology acquisitions and related initiatives and our new interventional radiology and imaging center in Rancho Mirage, CA." said Dr. Berger. All of these acquisitions and initiatives should contribute materially to our second quarter and subsequent quarters."

Dr. Berger added, "Our industry continues to present us with growth opportunities at an accelerating pace. We remain highly selective regarding the opportunities we pursue, which we require to be consistent with our focused multi-modality and geographic clustering approach. We continue to believe that we are extremely well positioned to capitalize on opportunities to grow our business significantly."


2008 Fiscal Year Guidance

RadNet is reaffirming its 2008 guidance ranges as follows:

Revenue                         $470 million - $500 million
Adjusted EBITDA(2)              $100 million - $115 million
Capital Expenditures            $15-$20 million maintenance level
                                (plus growth Capital Expenditure of up to $25
                                million)
Cash Interest Expense           $46-$52 million

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Regulation G: GAAP and Non-GAAP Financial Information

This release contains certain financial information not reported in accordance with GAAP. RadNet uses both GAAP and non-GAAP metrics to measure its financial results. The Company believes that, in addition to GAAP metrics, these non-GAAP metrics assist RadNet in measuring its performance. RadNet believes this information is useful to investors and other interested parties because it removes unusual and nonrecurring charges that occur in the affected period and provides a basis for measuring the Company's financial condition against other quarters. Such information should not be considered as a substitute for any measures calculated in accordance with GAAP, and may not be comparable to other similarly titled measures of other companies. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Reconciliation of this information to the most comparable GAAP measures is included in this release in the tables which follow.

About RadNet, Inc.


RadNet, Inc. is a national market leader providing high-quality, cost-effective diagnostic imaging services through a network of 160 fully-owned and operated outpatient imaging centers. RadNet's core markets include California, Maryland, Delaware and New York. Together with affiliated radiologists, and inclusive of full-time and per diem employees and technicians, RadNet has a total of approximately 4,000 employees. For more information, visit http://www.radnet.com.


Forward Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Specifically, statements concerning RadNets' ability to continue to grow its business by generating patient referrals and contracts with radiology practices, future acquisitions, cost savings, successful integration of acquired operations, and receiving third-party reimbursement for diagnostic imaging services, as well as RadNet's financial guidance, its statements regarding increased business from new operations, are forward-looking statements within the meaning of the Safe Harbor. Forward-looking statements are based on management's current, preliminary expectations and are subject to risks and uncertainties, which may cause RadNet's actual results to differ materially from the statements contained herein. Further information on potential risk factors that could affect RadNet's business and its financial results are detailed in its most recent Annual Report on Form 10-K and Forms 10Q, as filed with the Securities and Exchange Commission. Undue reliance should not be placed on forward-looking statements, especially guidance on future financial performance, which speaks only as of the date they are made. RadNet undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date they were made, or to reflect the occurrence of unanticipated events.


CONTACTS:

RadNet, Inc.
Mark Stolper, 310-445-2800
Executive Vice President and Chief Financial Officer


Integrated Corporate Relations, Inc.
John Mills, 310-954-1105
jmills@icrinc.com


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


                                         RADNET, INC. AND SUBSIDIARIES
                                          CONSOLIDATED BALANCE SHEETS
                                       (IN THOUSANDS EXCEPT SHARE DATA)

                                                                                     March 31,    December 31,
                                                                                        2008          2007
                                                                                     ---------      ---------
                                                                                    (unaudited)

                                     ASSETS

CURRENT ASSETS
      Cash and cash equivalents                                                      $      --      $      18
      Restricted cash                                                                    8,046             --
      Accounts receivable, net                                                          96,963         87,285
      Refundable income taxes                                                              103            105
      Prepaid expenses and other current assets                                         11,356         10,273
                                                                                     ---------      ---------
              Total current assets                                                     116,468         97,681

PROPERTY AND EQUIPMENT, NET                                                            194,599        164,097
OTHER ASSETS
      Goodwill                                                                          94,040         84,395
      Other intangible assets                                                           59,064         58,908
      Deferred financing costs, net                                                     12,825          9,161
      Investment in joint ventures                                                      16,011         15,036
      Deposits and other                                                                 4,916          4,342
                                                                                     ---------      ---------
              Total other assets                                                       186,856        171,842
                                                                                     ---------      ---------
              Total assets                                                           $ 497,923      $ 433,620
                                                                                     =========      =========

                      LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
      Accounts payable and accrued expenses                                          $  73,684      $  59,965
      Due to affiliates                                                                    809          1,350
      Notes payable                                                                      4,802          3,536
      Current portion of deferred rent                                                     195            195
      Obligations under capital leases                                                  11,780          9,455
                                                                                     ---------      ---------
              Total current liabilities                                                 91,270         74,501
                                                                                     ---------      ---------

LONG-TERM LIABILITIES
      Line of credit                                                                    12,379          4,222
      Deferred rent, net of current portion                                              4,684          4,394
      Deferred taxes                                                                       277            277
      Notes payable, net of current portion                                            420,050        382,064
      Obligations under capital lease, net of current portion                           27,268         22,527
      Other non-current liabilities                                                     20,357         15,259
                                                                                     ---------      ---------
              Total long-term liabilities                                              485,015        428,743
                                                                                     ---------      ---------
COMMITMENTS AND CONTINGENCIES


MINORITY INTERESTS                                                                         220            206
STOCKHOLDERS' DEFICIT

      Common stock - $.0001 par value, 200,000,000 shares authorized; 35,667,891 and 35,239,558 shares issued and outstanding at
       March 31, 2008 and December 31, 2007, respectively                                    4              4
      Paid-in-capital                                                                  150,346        149,631
      Accumulated other comprehensive loss                                              (8,571)        (4,579)
      Accumulated deficit                                                             (220,361)      (214,886)
                                                                                     ---------      ---------
       Total stockholders' deficit                                                     (78,582)       (69,830)
                                                                                     ---------      ---------
      Total liabilities and stockholders' deficit                                    $ 497,923      $ 433,620
                                                                                     =========      =========


                  The accompanying notes are an integral part of these financial statements.



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
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                           RADNET, INC. AND SUBSIDIARIES
                       CONSOLIDATED STATEMENTS OF OPERATIONS
                          (IN THOUSANDS EXCEPT SHARE DATA)
                                    (unaudited)

                                                          Three Months Ended
                                                                March 31,
                                                    ------------------------------
                                                       2007               2008
                                                    ------------      ------------

NET REVENUE                                         $    105,815      $    114,698

OPERATING EXPENSES
    Operating expenses                                    82,405            88,966
    Depreciation and amortization                         10,910            12,469
    Provision for bad debts                                7,553             6,487
    Loss on sale of equipment                               --                   8
    Severance costs                                          538                31
                                                    ------------      ------------
       Total operating expenses                          101,406           107,961


INCOME FROM OPERATIONS                                     4,409             6,737

OTHER EXPENSES (INCOME)
    Interest expense                                      10,837            13,588
    Other income                                              --               (32)
                                                    ------------      ------------
       Total other expense                                10,837            13,556

LOSS BEFORE INCOME TAXES, MINORITY
    INTERESTS AND EARNINGS FROM
    JOINT VENTURES                                        (6,428)           (6,819)
    Provision for income taxes                               (16)             (123)
    Minority interest in income of subsidiaries             (115)              (24)
    Equity in earnings of joint ventures                     995             1,491
                                                    ------------      ------------
NET LOSS                                            $     (5,564)     $     (5,475)
                                                    ============      ============

BASIC AND DILUTED NET LOSS PER SHARE                $      (0.16)     $      (0.15)
                                                    ============      ============

WEIGHTED AVERAGE SHARES OUTSTANDING
    Basic and diluted                                 34,386,915        35,667,891
                                                    ============      ============


The accompanying notes are an integral part of these financial statements.


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                                              RADNET, INC.
                  RECONCILIATION OF GAAP INCOME FROM OPERATIONS TO Adjusted EBITDA(1)
                                             (IN THOUSANDS)

                                                                                    Three Months Ended
                                                                                        March 31,
                                                                                 ----------------------
                                                                                   2008          2007
                                                                                 --------      --------

Income from Operations (a)                                                       $  6,737      $  4,409
Plus Depreciation and Amortization                                                 12,469        10,910
Plus Equity in Earnings of Joint Ventures                                           1,491           995
Plus Non Cash Employee Stock Compensation + Equity Bonus Accrual(b)                   454         2,820
Plus Loss on Sale of Equipment                                                          8            --
Less Minority Interest in (Income) Loss of Subsidiaries                               (24)         (115)
                                                                                 --------      --------
              Subtotal                                                             21,135        19,019
Plus Severance: Elimination of Corporate Personnel                                     31           538
Plus One Time Expense Related to Business Dispute Settlement                          700
Plus One Time Consulting Fees Related to Review of 2006 Accounts Receivables          200           250
Plus One Time Payment and Covenant Not to Compete                                      --           120
Plus One Time NASDAQ Listing Fee                                                       --           362
Plus Non-Cash SAB 108 Adjustment                                                       --            43
                                                                                 --------      --------
              Adjusted EBITDA(1)                                                 $ 22,066      $ 20,332
                                                                                 ========      ========

(a) Includes loss or gain on sale of equipment.
(b) Includes both FAS123 compensation and restricted stock compensation.


                RADNET, INC.
             REVENUE COMPARISON
               (IN THOUSANDS)


                        Three Months Ended
                          Ended March 31,
                      ---------------------
                        2008         2007
                      --------     --------

          Revenue     $114,698     $105,815
                      ========     ========




Footnote
--------


(1) The Company defines Adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, each from continuing operations and adjusted for losses or gains on the disposal of equipment, debt extinguishments and non-cash equity compensation. Adjusted EBITDA includes equity earnings in unconsolidated operations and subtracts minority interests in subsidiaries, and is adjusted for non-cash or extraordinary and one-time events taken place during the period.


Adjusted EBITDA is reconciled to its nearest comparable GAAP financial measure. Adjusted EBITDA is a non-GAAP financial measure used as analytical indicator by RadNet management and the healthcare industry to assess business performance, and is a measure of leverage capacity and ability to service debt. Adjusted EBITDA should not be considered a measure of financial performance under GAAP, and the items excluded from Adjusted EBITDA should not be considered in isolation or as alternatives to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity. As Adjusted EBITDA is not a measurement determined in accordance with GAAP and is therefore susceptible to varying methods of calculation, this metric, as presented, may not be comparable to other similarly titled measures of other companies.



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